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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Earliest Event Reported): February 27, 2001

       Exact name of Registrant as specified in charter: Dynamic I-T, Inc

                        State of incorporation: Colorado

                         Commission File Number: 0-10065

                 IRS Employer Identification Number: 82-0379959

  Address of Principal Executive Office: 2504 11th St., Santa Monica, CA 90405

       Registrant's telephone number, including area code: (310).392.8179
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Item 8.  Change in Fiscal Year

         Reference is made to Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2000, and to Item 5 therein, where Registrant, pursuant to the rules and regulations of the Securities and Exchange Commission (and, in particular, the rules regarding Item 5 of Form 10- QSB), reported a change in its fiscal year. By resolution of its Board of Directors taken on November 17, 2000, the Registrant determined to change its fiscal year-end to December 31, 2000. Registrant's Annual Report on Form 10- KSB for the fiscal year ended December 31, 2000 will be filed on or before March 30, 2001, and shall contain the report covering the transition period.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DYNAMIC I-T, INC.

By: /s/ Spencer Young
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   Spencer Young
   Vice President and Director